SUBORDINATION AGREEMENT

         SUBORDINATION AGREEMENT made as of the 7th day of February, 1996 between Burger King Corporation ("BKC"), NRE Holdings, Inc. ("Holdings"), National Restaurant Enterprises, Inc. ("NRE"), AmeriKing Virginia Corporation I, AmeriKing Colorado Corporation I, AmeriKing Tennessee Corporation I and AmeriKing Cincinnati Corporation I, Lawrence E. Jaro, William Osborn and Gary Hubert (each an "Obligor" and collectively, the "Obligors"), and PMI Mezzanine Fund, L.P., a Delaware limited partnership (the "Subordinated Creditor").

         WHEREAS, BKC has issued certain franchise agreements for Burger King Restaurants (the "Franchise Agreements" and the "Restaurants", respectively) to certain Obligors; and

         WHEREAS, BKC has leased the premises on which the Restaurants are located to certain Obligors pursuant to several Lease/Sublease Agreements (the "Leases"); and

         WHEREAS, NRE, Holdings, and Subordinated Creditor have entered into a Note Purchase Agreement, dated as of February 7, 1996 (as the same may be amended, supplemented, or otherwise modified or restated from time to time, the "Note Purchase Agreement"), pursuant to which, among other things, Subordinated Creditor is extending credit to NRE as evidenced by the Subordinated Promissory Note, dated as of February 7th, 1996, in the aggregate principal amount of $15,000,000, requiring quarterly interest payments at an interest rate of 12.5% per annum, and having a scheduled maturity date of February 7, 2005 (as the same may be amended, supplemented or otherwise modified or replaced from time to time, the "Subordinated Note");

         WHEREAS, BKC has required the execution and delivery of this Agreement by the Obligors and Subordinated Creditor.

         NOW, THEREFORE, the Obligors, BKC and the Subordinated Creditor hereby agree:

         1. BKC Senior Indebtedness. The term "BKC Senior Indebtedness" shall mean all indebtedness, liabilities and other obligations of the Obligors to BKC payable under the Franchise Agreements, the Leases or any other indebtedness of the Obligors to BKC (including but not limited the $6,920,000 promissory note of AmeriKing Tennessee Corporation I in favor of BKC (the "Tennessee Note")), whenever and however arising, whether primary or secondary, absolute or contingent, and including charges and costs of collection (including reasonable counsel fees); provided, however, that, for purposes of this agreement, BKC






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Senior Indebtedness shall not exceed, in the aggregate, the Maximum
Subordination Amount.

         2. Petition Date. The term "Petition Date" shall mean the date on which any Obligor files a case under the Bankruptcy Code.

         3. Maximum Subordination Amount. The term "Maximum Subordination Amount" shall mean the amount equal to six (6) times the amount paid monthly to BKC by the Obligors in the ordinary course for the last preceding calendar month as to which the Obligors have paid BKC in full with respect to Senior Indebtedness, plus the principal amount and accrued interest on any outstanding notes issued by the Obligors in favor of BKC and its affiliates. (By way of example, assuming no outstanding promissory notes such as the Tennessee Note, if at March 30, 1996 the Obligors are obligated to and do pay BKC $2,000,000 as payment in full royalty, advertising and rental payments, the Maximum Subordinated Amount would be $12,000,000).

         4. Subordination. Notwithstanding anything to the contrary contained in the Subordinated Note, the Note Purchase Agreement, or any other agreement between the Obligors to the Subordinated Creditor, including without limitation any guarantees of such Obligors to the Subordinated Creditor, payment of or on account of any obligation of the Obligors to the Subordinated Creditor shall, on the terms and conditions hereof, be subordinated and subject in right of payment to the prior payment in full of BKC Senior Indebtedness, provided, however, that prior to the Petition Date, payments of interest in the ordinary course and payments of principal (other than voluntary prepayments but including repayment of the Subordinated Notes by prepayment in full) may be made on account of the Subordinated Note in accordance with the terms of the Note Purchase Agreement so long as no default shall have occurred and be continuing in the payment when due of any of the BKC Senior Indebtedness as to which the Subordinated Creditor shall have received written notice from BKC, which notice shall be effective immediately upon receipt but shall expire and cease to be effective for purposes of this clause not later than 180 days thereafter. The Subordinated Creditor will provide BKC 10 days prior written notice of its intent to accelerate as a result of default in the Subordinated Note.

         5. Insolvency Proceedings. In the event of any bankruptcy, insolvency, reorganization, receivership, composition, assignment for benefit of creditors, or other similar proceeding initiated by or against any Obligor or any dissolution or winding up or total or partial liquidation or reorganization of any Obligor, whether voluntary or involuntary (any of the events just described in respect of the Obligors being hereinafter referred to as a "Proceeding"), but subject to the prior rights of the


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holders of Senior Indebtedness (as defined in the Note Purchase Agreement) to receive same as set forth in Section 10 of the Note Purchase Agreement as of the date hereof, and upon payment or distribution of any assets of the Obligors in any Proceeding, all BKC Senior Indebtedness shall first be paid in full before the Subordinated Creditor shall receive or retain any assets so paid or distributed in respect of any obligation of any Obligor to the Subordinated Creditor; and, in connection with any such Proceeding any payment or distribution of assets of any Obligor to which the Subordinated Creditor would be entitled, except for the provisions hereof, shall be paid by the Obligor or by any receiver, trustee, assignee for benefit of creditors, agent or other person making such payments or distribution, or by the Subordinated Creditor if received by it, to the then holder of BKC Senior Indebtedness to the extent necesary to pay all BKC Senior Indebtedness in full (after giving effect to any concurrent payment or distribution to or for the account of the holders of BKC Senior Indebtedness or their representatives) before any payment or distribution is made to Subordinated Creditor.

         6. Subrogation. Subject to the payment in full of all BKC Senior Indebtedness, without, in the case of this Section 6, reference to the Maximum Subordination Amount, the Subordinated Creditor shall be subrogated to the rights of the holder of BKC Senior Indebtedness to receive payments or distributions of assets of any Obligor until the obligations of the Obligor to the Subordinated Creditor shall be paid in full, and no payment or distribution to or for the account of the holder of BKC Senior Indebtedness which the Subordinated Creditor would be entitled to receive or retain except for the provisions hereof shall, for the purposes of the subrogation provided for hereby, as between any Obligor, its creditors (other than the holder of BKC Senior Indebtedness), and the Subordinated Creditor, be deemed to be a payment by the Obligor on account of BKC Senior Indebtedness, it being understood that the provisions hereof are and are intended to be solely for the purpose of defining the relative rights of the holder of BKC Senior Indebtedness and the Subordinated Creditor, and that nothing contained herein is intended to or shall impair, as between any Obligor, its creditors (other than the holder of BKC Senior Indebtedness) and the Subordinated Creditor, the obligation of the Obligor, which is unconditional and absolute, to pay to the Subordinated Creditor the principal and interest of such Obligor's obligations to the Subordinated Creditor as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Subordinated Creditor and other creditors of the Obligors (other than the holder of the BKC Senior Indebtedness); nor shall anything herein prevent the Subordinated Creditor from exercising all rights and remedies under their agreements with the Obligors or otherwise permitted by applicable


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law, subject to the foregoing rights of the holder of BKC Senior Indebtedness hereunder to receive prior payment in full of such BKC Senior Indebtedness. It is expressly understood that the Subordinated Creditor shall not have any right, title or interest in, under or to the Franchise Agreements or the Leases (the "BKC Agreements"), and that the subrogation referenced above shall be limited to the rights of payment of BKC under the BKC Senior Indebtedness.

         7. No Waiver. No right of any present or future holder of, or trustee for, any BKC Senior Indebtedness to enforce the subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Obligor with the terms, provisions, and covenants hereof, regardless of any knowledge thereof any such holder may have or with which may such holder may otherwise be charged.

         8. Continuing Offer. The provisions hereof shall constitute a continuing offer to BKC and to all other persons who, in reliance upon such provisions become holders of or continue to hold BKC Senior Indebtedness, and such provisions are made for the benefit of the holders of BKC Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

         9. Intercompany Indebtedness. The Obligors represent, jointly and severally, that there are no outstanding intercompany loans between any of the Obligors other than in the ordinary course of business consistent with past practices, and covenant that in the event that any intercompany notes are issued in the future, such notes will be subject to the subordination provisions set forth herein.

         10. Choice of Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The parties hereto acknowledge and agree that the United States District Court for the Southern District of Florida, or if such court lacks jurisdiction, the 11th Judicial Court (or its successor) in and for Dade County, Florida, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising, either directly or indirectly, under or in connection with this Agreement, the BKC Agreements, or related documentation and any other agreement between BKC and any party hereto, and the parties further agree that, in the event of litigation arising out of or in connection with this Agreement, the BKC Agreements, or related documentation


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or any other agreement between BKC and any party hereto in these courts, they will not contest or challenge the jurisdiction or venue of these courts.

         Executed as of the date set forth above.


NATIONAL RESTAURANT ENTERPRISES, INC.


- --------------------------------------
By:
Title:

BURGER KING CORPORATION
- ---------------------------------------
By:
Title:

PMI MEZZANINE FUND, L.P.,
a Delaware limited partnership
By: Pacific Mezzanine Investors,
    LLC, a Delaware limited
    liability company, its General
    Partner
- --------------------------------------
By:
Title:

AmeriKing Virginia Corporation I

- ---------------------------------
AmeriKing Colorado Corporation I

- ---------------------------------
AmeriKing Tennessee Corporation I

- ---------------------------------



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AmeriKing Cincinnati Corporation I

- ----------------------------------
Lawrence E. Jaro

- -------------------------------------
William Osborn

- -------------------------------------
Gary Hubert




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